Exhibit 10.34

        SECOND SIDE AMENDMENT TO PATENT AND KNOW-HOW EXCLUSVE SUBLICENSE AGREEMENT DATED AUGUST 18, 2005 AND ITS SIDE AMENDMENT DATED NOVEMBER 3, 2006.

This Second Side Amendment to patent and know-how exclusive sublicense Agreement (dated 8/18/05) (Sublicense Agreement) and its Side Amendment (dated 11/3/06) (Side Amendment) is entered into Wednesday, January 18, 2007 by Immunodex, a California corporation in Eureka, California (Immunodex) and Somanta Incorporated having business offices in Irvine, California and London, United Kingdom (Somanta).

In recognition of the expressed necessity of Somanta to postpone the payment of $200,000 that is due to Immunodex on January 31, 2007 as per item #7 of Side Amendment dated 11/3/06 (Side Amendment), Immunodex agrees to accept and Somanta agrees to pay a monthly fee of $12,000 on February 1, 2007, on March 1, 2007, on April 1, 2007, on May 1, 2007 and on June 1, 2007. Also, so that this Second Side Amendment and its monthly payments are not open ended, Somanta agrees to pay the $200,000 to Immunodex, which is due on January 31, 2007, on July 1, 2007. If Somanta elects to pay the $200,000 on an earlier date, the monthly $12,000 fee will no longer be due after the $200,000 has been paid.

Immunodex will have the right to terminate the Licensing Agreement of 8/18/2005 and the Side Amendment of 11/3/2006 with Somanta if Somanta fails to make any of the monthly payments to Immunodex of $12,000 due on 2/1/2007, 3/1/2007, 4/1/2007,5/1/2007 and 6/1/2007.

Immunodex will have the right to terminate the Licensing Agreement of 8/18/2005 and the Side Amendment of 11/3/2006 with Somanta if Somanta fails to pay Immunodex the sum of $200,000 due on 7/1/2006.

As a special request, Immunodex asks that Somanta pay $2050 for the patent annuities that are past due for the Canadian patent because of the Canadian court rulings concerning entity status as stated in the letter of Sim and McBurney dated November 15, 2006. This would be a one time payment for past due annuities, and Immunodex agrees to pay for all future annuity payments on this Canadian patent. This payment for back annuities must be received by Immunodex before January 31, 2007.

The License Agreement and Side Agreement remain in full force and effect except for the changes made in this Second Side Amendment.

In Witness Whereof, the parties have executed this Second Side Amendment as of the effective date:

Somanta Incorporated	Immunodex, Inc.

By: /s/ A. A. Epenetos	By: /s/ Roberto L. Ceriani

Name: A. A. Epenetos	Name: Roberto L. Ceriani

Title: CEO	Title: President